UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007 (May 10, 2007)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 10, 2007, Georgia Gulf Corporation (the “Company”) entered into a third amendment and waiver (the “Credit Facility Amendment”) to its senior secured credit facility (the “Senior Secured Credit Facility”) provided by a syndicate of banks and other financial institutions led by Bank of America, N.A., as administrative agent.

Under the Credit Facility Amendment, the leverage ratios and interest coverage ratios mandated by the Senior Secured Credit Facility were increased and decreased, respectively, as indicated for the following periods (new vs. (existing)), after which the ratios will return to those currently specified:

Leverage Ratios

•	2007:	Q1 6.50x (5.00x); Q2 8.50x (5.00x); Q3 8.25x (5.00x); Q4 7.00x (4.50x)
•	2008:	Q1 6.25x (4.50x); Q2 6.25x (4.50x); Q3 5.75x (4.50x); Q4 5.25x (4.00x)
•	2009:	Q1 4.75x (4.00x); Q2 4.25x (4.00x); Q3 4.00x (4.00x); Q4 3.75x (3.50x)

Interest Coverage Ratios

•	2007:	Q1 1.50x (2.50x); Q2 1.50x (2.50x); Q3 1.50x (2.50x); Q4 1.75x (2.75x)
•	2008:	Q1 1.75x (2.75x); Q2 2.00x (2.75x); Q3 2.00x (2.75x); Q4 2.25x (3.00x)
•	2009:	Q1 2.50x (3.00x); Q2 2.50x (3.00x); Q3 2.75x (3.00x)

The capital expenditure limitation set forth in the Senior Secured Credit Facility was decreased to $100 million in 2007, $90 million in 2008 and $135 million in 2009 and thereafter.  In addition, the time for delivering the financial statements required by the Senior Secured Credit Facility was extended to the earlier of the date such financial statements are filed with the Securities and Exchange Commission or up to 60 days after the end of the first and second quarters of 2007 and 50 days after the end of the third quarter of 2007.  Finally, the definition of “Consolidated EBITDA” in the Senior Secured Credit Facility was amended to add back to consolidated EBITDA certain non-recurring charges and expenses, consisting of $18 million of purchase accounting adjustments made and $5 million of foreign exchange loss incurred in the fourth quarter of 2006 and $2 million of purchase accounting adjustments made in the first quarter of 2007.

The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by the full text of that agreement, which is filed as exhibit 10.1 and incorporated herein by reference.

Certain of the lenders under the Senior Secured Credit Facility, and their affiliates, have pre-existing relationships with the Company, including the performance of investment banking, commercial banking, and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

Item 9.01               Financial Statements and Exhibits.

(d)                                    Exhibits.

Number	Exhibit

10.1

Third Amendment to Credit Agreement and Waiver, dated May 10, 2007, among Georgia Gulf Corporation and Royal Group, as Borrowers, certain subsidiaries of Georgia Gulf Corporation from time to time party thereto, as Guarantors, Bank of America, National Association, as Domestic Administrative Agent and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: May 14, 2007